UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2018

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation for Named Executive Officers

The Compensation Committee of the Board of Directors has established the annual salaries, annual cash bonus targets and values of restricted stock unit awards for 2018 for the Company’s Named Executive Officers. These amounts are as follows:

	Annual Salary	Annual Cash Bonus Target (1) (% of Annual Salary)	Value of Time-Based Restricted Stock Unit Awards (2)	Value of Performance- Based Restricted Stock Unit Awards at Target (2)(3)
Gerald G. Colella, Chief Executive Officer and President	$1,000,000	120%	$1,750,000	$2,250,000

Seth H. Bagshaw, Sr. Vice President, Chief Financial Officer and Treasurer	$510,000	80%	$650,000	$750,000

John T.C. Lee, Sr. Vice President and Chief Operating Officer	$541,000	90%	$650,000	$650,000

Brian C. Quirk, Sr. Vice President of Global Operations	$397,000	60%	$250,000	$250,000

Dennis L. Werth, Sr. Vice President of Business Units	$459,000	75%	$350,000	$350,000

(1)	Annual cash bonus is capped at 200% of annual cash bonus target.

(2)	The restricted stock units are subject to the terms and conditions of the Company’s 2014 Stock Incentive Plan. Restricted stock units are awarded effective February 15, 2018 based on the Nasdaq closing price of the Company’s Common Stock on February 15, 2018.

(3)	The value of each performance-based restricted stock unit award is capped at 150% of the target award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

Date: February 15, 2018	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke Title: Sr. Vice President, General Counsel and Asst. Secretary

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